EXHIBIT 99.1
FOR IMMEDIATE RELEASE
ARKANSAS BEST CORPORATION ANNOUNCES
SECOND QUARTER 2008 RESULTS
     (Fort Smith, Arkansas, July 23, 2008) — Arkansas Best Corporation (Nasdaq: ABFS) today announced second quarter 2008 net income of $16.2 million, or $0.64 per diluted common share, compared to second quarter 2007 net income of $19.6 million, or $0.78 per diluted common share. Arkansas Best’s year-to-date 2008 net income was $0.98 per diluted common share, slightly above the $0.97 per diluted common share earned during the same period last year. Arkansas Best’s second quarter 2008 revenue was $498.5 million, a 6.7% per-day increase over second quarter 2007 revenue of $463.7 million. On a year-to-date basis, Arkansas Best’s 2008 revenue was $946.0 million, an increase of $54.5 million over the year-to-date 2007 revenue of $891.5 million.
ABF Freight System, Inc. ®
     ABF Freight System, Inc., the company’s largest subsidiary, had second quarter 2008 revenue of $479.5 million, a per-day increase of 6.1% over second quarter 2007. Second quarter 2008 operating income at ABF was $25.5 million compared to $30.5 million during the second quarter of 2007. ABF’s second quarter 2008 operating ratio was 94.7% versus an operating ratio of 93.2% in the second quarter of 2007. “We are disappointed by a 150 basis point increase in ABF’s operating ratio, although this may be typical of or better than industry results,” said Robert A. Davidson, Arkansas Best President and Chief Executive Officer. “On a year-to-date basis, Arkansas Best’s net income and ABF’s operating ratio are comparable with last year.”
     ABF’s second quarter operating results were affected by cost increases in two areas. Diesel fuel and other fuel-related expenses throughout the ABF network were materially higher than in 2007. In addition, although 2008 second quarter workers’ compensation costs were consistent with the ten-year historical average, they were higher than the very favorable experience last year and increased the operating ratio by nearly one-half of a percentage point. On a year-to-date basis, workers’ compensation costs are well below the ten-year historical average.

     ABF’s second quarter 2008 total weight per day was flat compared to the same period last year. “Beginning with the fourth quarter of 2007, the trend of ABF’s year-over-year quarterly tonnage changes has steadily improved, though in very small increments. Essentially there has been little change in the overall freight environment during that nine-month period,” said Mr. Davidson. “Though this economic decline has not been as deep as others in the past, it appears to be lasting longer. As a result, ABF will continue to carefully manage labor costs and equipment levels to match available freight in our system until economic conditions show meaningful improvement.”
     “ABF’s expansion of its enhanced regional service will continue later this month and should be fully in place throughout the eastern two-thirds of the United States by the end of August. As previously mentioned, this will result in additional transit-time improvements in tens of thousands of new regional lanes and in many of ABF’s traditional, longer lanes,” said Mr. Davidson. “Over the past 18 months, ABF has made substantial improvements in its regional service through the establishment of the required regional network. The changes taking place over the next two months will take advantage of this infrastructure and will provide dramatically faster transit times, allowing us to make further progress in effectively serving this important market.”
     Total billed revenue per hundredweight was $27.40, an increase of 6.0% over last year’s second quarter figure of $25.84. “The trend of significantly higher fuel-related costs continued during the second quarter, and the associated rise in fuel surcharge increased revenue per hundredweight. As seen in recent quarters, the increase in this measure was reduced by changes in freight mix and shipment profile. For example, length of haul decreased by 2.2%, associated with continued success in ABF’s regional freight initiative, and total average weight per shipment increased. In addition, ABF handled a greater percentage of spot-priced truckload shipments in order to improve utilization of system capacity,” said Mr. Davidson. “Despite a challenging pricing environment, ABF was able to secure an average increase of 3.8% on contract and deferred pricing agreements finalized during the second quarter. This is encouraging and illustrates that many of our customers recognize the overall value offered by ABF.”

     During the second quarter, ABF maintained its excellent record of providing superior cargo care on its customers’ shipments. ABF’s second quarter cargo claim ratio, a measure of net cash payouts to revenue, was only 0.63%. So far this year, ABF’s claims ratio is below that of last year, which was the lowest ABF has experienced in over twenty-five years. As previously announced in late April, ABF was awarded the Excellence in Claim/Loss Prevention Award by the American Trucking Associations for a record fourth time. “Winning this award more times than any other carrier validates ABF as the benchmark for cargo care and loss prevention,” said Mr. Davidson. Also, ABF’s second quarter 2008 Department of Transportation (“DOT”) recordable accidents per million road and city miles decreased by 25% versus the same period last year. “ABF takes pride in continuing to be an industry leader in cargo care and vehicular safety. Our success in these areas is made possible by the ongoing training of ABF’s best-in-class employees and in our adherence to the principles of ABF’s Quality Process,” said Mr. Davidson. “ABF’s consistent performance in these vital areas is important to our customers, to our shareholders, and to the general public.”
Conference Call
     Arkansas Best Corporation will host a conference call with company executives to discuss the 2008 second quarter results. The call will be today, Wednesday, July 23, at 12:00 Noon ET (11:00 a.m. CT). Interested parties are invited to listen by calling (877) 275-1257 or (706) 634-6529 (for international callers). Following the call, a recorded playback will be available through the end of the day on Wednesday, August 13, 2008. To listen to the playback, dial (800) 642-1687 or (706) 645-9291 (for international callers). The conference call ID for the playback is 53531624. The conference call and playback can also be accessed, through Wednesday, August 13, on Arkansas Best’s website at arkbest.com.
Company Description
     Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a transportation holding company. ABF Freight System, Inc., Arkansas Best’s largest subsidiary, has been in continuous service since 1923. ABF provides transportation of less-than-truckload (“LTL”) general commodities throughout North America. More information is available at arkbest.com and abf.com.

Forward-Looking Statements
     The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this press release that are not based on historical facts are “forward-looking statements.” Terms such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “predict,” “prospects,” “scheduled,” “should,” “would,” and similar expressions and the negatives of such terms are intended to identify forward-looking statements. Such statements are by their nature subject to uncertainties and risk, including, but not limited to, union relations; availability and cost of capital; shifts in market demand; weather conditions; the performance and needs of industries served by Arkansas Best’s subsidiaries; actual future costs of operating expenses such as fuel and related taxes; self-insurance claims; union and nonunion employee wages and benefits; actual costs of continuing investments in technology; the timing and amount of capital expenditures; competitive initiatives and pricing pressures; general economic conditions; and other financial, operational and legal risks and uncertainties detailed from time to time in Arkansas Best’s Securities and Exchange Commission (“SEC”) public filings.
     The following tables show financial data and operating statistics on Arkansas Best Corporation and its subsidiary companies.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended		Six Months Ended
	June 30		June 30
	2008	2007	2008	2007
	(Unaudited)
	($ thousands, except share and per share data)
OPERATING REVENUES	$498,514	$463,703	$946,025	$891,516

OPERATING EXPENSES AND COSTS	472,832	433,388	907,191	854,423

OPERATING INCOME	25,682	30,315	38,834	37,093

OTHER INCOME (EXPENSE)
Interest and dividend income	1,448	1,347	3,267	2,547
Interest expense and other related financing costs	(336)	(308)	(675)	(595)
Other, net	18	800	(493)	975

	1,130	1,839	2,099	2,927

INCOME BEFORE INCOME TAXES	26,812	32,154	40,933	40,020

FEDERAL AND STATE INCOME TAXES
Current	15,040	12,397	20,241	14,173
Deferred	(4,383)	135	(4,007)	1,426

	10,657	12,532	16,234	15,599

NET INCOME	$16,155	$19,622	$24,699	$24,421

EARNINGS PER SHARE
Basic	$0.65	$0.79	$0.99	$0.98
Diluted	0.64	0.78	0.98	0.97

AVERAGE COMMON SHARES OUTSTANDING
Basic	24,968,217	24,769,569	24,923,105	24,799,031
Diluted	25,325,978	25,114,597	25,219,883	25,141,731

CASH DIVIDENDS DECLARED AND PAID PER COMMON SHARE	$0.15	$0.15	$0.30	$0.30

Note: Revenues for the three and six months ended June 30, 2007 include reclassifications of $5.5 million and $10.7 million, respectively, associated with certain shipments involving third-party interline carriers and certain brokerage transactions where ABF retains the primary obligation to provide services to the customer. This revenue is now recorded on a gross basis, with expenses paid to the third-party carrier recorded in the “purchased transportation” category. Previously, this revenue was reported on a net basis whereby the expense of the third-party carrier was netted against revenue. The change had no impact on ABF’s operating income and a minimal impact on ABF’s operating ratio.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS

	June 30	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$205,900	$93,805
Short-term investment securities	19,225	79,373
Accounts receivable, less allowances (2008 – $3,780; 2007 – $3,942)	157,335	141,565
Other accounts receivable, less allowances (2008 – $966; 2007 – $774)	7,108	8,963
Prepaid expenses	10,007	11,243
Deferred income taxes	37,362	36,585
Prepaid income taxes	1,950	3,699
Other	8,013	7,184

TOTAL CURRENT ASSETS	446,900	382,417

PROPERTY, PLANT AND EQUIPMENT
Land and structures	231,768	231,169
Revenue equipment	519,979	509,627
Service, office and other equipment	146,751	142,635
Leasehold improvements	20,513	19,794

	919,011	903,225

Less allowances for depreciation and amortization	465,589	437,087

	453,422	466,138

OTHER ASSETS	55,651	70,803

GOODWILL	63,975	63,991

	$1,019,948	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED BALANCE SHEETS – continued

	June 30	December 31
	2008	2007
	(Unaudited)	Note
	($ thousands, except share data)
LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Bank overdraft and drafts payable	$19,140	$15,248
Accounts payable	69,956	60,341
Income taxes payable	4,501	2,414
Accrued expenses	168,611	166,631
Current portion of long-term debt	236	171

TOTAL CURRENT LIABILITIES	262,444	244,805

LONG-TERM DEBT, less current portion	1,538	1,400

PENSION AND POSTRETIREMENT LIABILITIES	48,162	48,859

OTHER LIABILITIES	20,549	25,093

DEFERRED INCOME TAXES	29,197	30,806

STOCKHOLDERS’ EQUITY
Common stock, $.01 par value, authorized 70,000,000 shares; issued 2008: 26,688,566 shares; 2007: 26,549,038 shares	267	265
Additional paid-in capital	265,436	258,878
Retained earnings	474,586	457,536
Treasury stock, at cost, 1,677,932 shares	(57,770)	(57,770)
Accumulated other comprehensive loss	(24,461)	(26,523)

TOTAL STOCKHOLDERS’ EQUITY	658,058	632,386

	$1,019,948	$983,349

Note: The balance sheet at December 31, 2007 has been derived from the audited financial statements at that date but does not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

ARKANSAS BEST CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended
	June 30
	2008	2007
	(Unaudited)
	($ thousands)
OPERATING ACTIVITIES
Net income	$24,699	$24,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	38,462	38,273
Other amortization	147	115
Pension settlement expense	1,093	1,249
Share-based compensation expense	3,006	2,190
Provision for losses on accounts receivable	656	627
Deferred income tax provision (benefit)	(4,007)	1,426
Gain on sales of assets	(2,323)	(1,799)
Excess tax benefits from share-based compensation	(657)	(300)
Changes in operating assets and liabilities:
Receivables	(14,726)	(6,214)
Prepaid expenses	1,236	1,163
Other assets	4,947	(1,057)
Accounts payable, taxes payable, accrued expenses and other liabilities (1)	6,412	(3,510)

NET CASH PROVIDED BY OPERATING ACTIVITIES	58,945	56,584

INVESTING ACTIVITIES
Purchases of property, plant and equipment, net of capital leases (1)	(16,067)	(49,788)
Proceeds from asset sales	12,758	5,206
Purchases of short-term investment securities	(19,225)	(165,620)
Proceeds from sales of short-term investment securities	78,604	170,925
Capitalization of internally developed software and other	(2,547)	(2,271)

NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	53,523	(41,548)

FINANCING ACTIVITIES
Payments on long-term debt	(143)	(1,273)
Net change in bank overdraft	3,892	119
Payment of common stock dividends	(7,649)	(7,570)
Purchases of treasury stock	—	(4,945)
Excess tax benefits from share-based compensation	657	300
Deferred financing costs	—	(800)
Proceeds from the exercise of stock options and other	2,870	536

NET CASH USED BY FINANCING ACTIVITIES	(373)	(13,633)

NET INCREASE IN CASH AND CASH EQUIVALENTS	112,095	1,403
Cash and cash equivalents at beginning of period	93,805	5,009

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$205,900	$6,412

(1)	Does not include $7.9 million and $5.4 million of equipment which was received but not yet paid for at June 30, 2008 and 2007, respectively.

ARKANSAS BEST CORPORATION
FINANCIAL STATEMENT OPERATING SEGMENT DATA,
OPERATING RATIOS AND FINANCIAL STATISTICS

	Three Months Ended				Six Months Ended
	June 30				June 30
	2008		2007		2008		2007

	(Unaudited)
	($ thousands)
OPERATING REVENUES
ABF Freight System, Inc.(1, 2)	$479,522		$448,388		$907,269		$861,008
Other revenues and eliminations	18,992		15,315		38,756		30,508

Total consolidated operating revenues	$498,514		$463,703		$946,025		$891,516

OPERATING EXPENSES AND COSTS
ABF Freight System, Inc.(1)
Salaries, wages and benefits	$273,792	57.1%	$266,973	59.5%	$531,515	58.6%	$531,664	61.7%
Supplies and expenses	97,030	20.2	72,609	16.2	178,888	19.7	140,510	16.3
Operating taxes and licenses	11,959	2.5	11,975	2.7	23,898	2.6	23,720	2.8
Insurance	5,415	1.1	5,248	1.2	10,247	1.1	9,666	1.1
Communications and utilities	3,682	0.8	3,703	0.8	7,692	0.8	7,638	0.9
Depreciation and amortization	18,461	3.8	18,569	4.1	37,017	4.1	36,685	4.3
Rents and purchased transportation(2)	42,448	8.9	37,925	8.5	78,469	8.6	74,522	8.7
Gain on sale of property and equipment	(451)	(0.1)	(477)	(0.1)	(2,326)	(0.3)	(1,799)	(0.2)
Other	1,655	0.4	1,357	0.3	3,458	0.6	2,115	0.2

	453,991	94.7%	417,882	93.2%	868,858	95.8%	824,721	95.8%

Other expenses and eliminations	18,841		15,506		38,333		29,702

Total consolidated operating expenses and costs	$472,832		$433,388		$907,191		$854,423

OPERATING INCOME (LOSS)
ABF Freight System, Inc.(1)	$25,531		$30,506		$38,411		$36,287
Other income and eliminations	151		(191)		423		806

Total consolidated operating income	$25,682		$30,315		$38,834		$37,093

(1)	Includes U.S., Canadian, and Puerto Rican operations of ABF affiliates.

(2)	See note to Consolidated Statements of Income on page 5.

Rolling Twelve Months
Ended
June 30, 2008
FINANCIAL STATISTICS

After-Tax Return on Capital Employed (3)	9.2%

(3)	(net income + interest after tax) / (average total debt + average equity)

ABF FREIGHT SYSTEM, INC.
OPERATING STATISTICS

	Three Months Ended June 30			Six Months Ended June 30
	2008	2007	% Change	2008	2007	% Change
Workdays	64.0	63.5		127.5	127.5
Billed Revenue (1)(2) / CWT	$27.40	$25.84	6.0%	$26.88	$25.49	5.5%
Billed Revenue (1)(2) / Shipment	$367.98	$333.11	10.5%	$351.30	$322.51	8.9%
Shipments	1,311,907	1,354,075	(3.1)%	2,600,198	2,688,230	(3.3)%
Tonnage (tons)	880,865	872,626	0.9%	1,698,996	1,700,961	(0.1)%
Tons/Day	13,764	13,742	0.2%	13,325	13,341	(0.1)%

(1)	Billed Revenue does not include revenue deferral required for financial statement purposes under the company’s revenue recognition policy.

(2)	See note to Consolidated Statements of Income on page 5.
Includes U.S., Canadian and Puerto Rican operations of ABF affiliates.

Contact:	Ms. Judy R. McReynolds, Senior Vice President, Chief Financial Officer and Treasurer Telephone: (479) 785-6281

Mr. David Humphrey, Director of Investor Relations Telephone: (479) 785-6200
END OF RELEASE